                                 Exhibit 21.1

                                  Subsidiaries


                 Name                                          Jurisdiction of Organization
                 ----                                          ----------------------------
         Palm Harbor Finance Corporation                                Texas
         Palm Harbor G.P., Inc.                                         Nevada
         Standard Casualty Corp.                                        Texas
         Energy Efficient Housing, Inc.                                 Nevada
         Better Homes Systems, Inc.                                     Washington
         Palm Harbor Investments, Inc.                                  Nevada
         Palm Harbor Holding, Inc.                                      Nevada
         Standard Insurance Agency, Inc.                                Texas
         CountryPlace Mortgage, Ltd.                                    Texas
         Palm Harbor Homes I, L.P.                                      Texas
         Western Insurance Managers, Inc.                               Texas